Exhibit 99.1

authID Reports Financial and Operating Results for the Second Quarter 2025; Delivers the Highest Revenue in the Company’s History

DENVER, Aug. 14, 2025 (GLOBE NEWSWIRE) -- authID® (Nasdaq: AUID) (“authID” or the “Company”), a leading provider of biometric identity verification and authentication solutions, today reported financial and operating results for the second quarter ended June 30, 2025.

Second Quarter 2025 vs. Second Quarter 2024 Financial Summary

•	Total revenue for the quarter increased significantly to a record $1.4 million, compared to $0.3 million a year ago.

•	Operating expenses were $5.9 million, compared to $3.6 million a year ago.

•	Net loss was $4.5 million, or $0.33 per share, compared to a loss of $3.3 million, or $0.34 per share a year ago.

•	Adjusted EBITDA Loss of $3.4 million (non-GAAP measure as defined below), compared with $2.5 million a year ago.

•	Gross bARR (Booked Annual Recurring Revenue) of $2.2 million (non-GAAP measure as defined below), compared with $0.6 million a year ago.

“In the second quarter, we delivered our highest quarterly revenue in the history of our business, further demonstrating that we are executing our plan to drive growth and value for shareholders,” said Rhon Daguro, authID’s Chief Executive Officer. “Overall, our strong second quarter results reflect both the dedication of our team and the progress we’ve made in strengthening our technology and expanding our market reach. More recently, we launched IDX, a major step forward in delivering value to our customers and significantly expanding our total addressable market. Alongside these achievements, combined with ongoing product enhancements and a robust sales pipeline, we believe we are positioned for continued momentum.”

Recent Business and Operational Highlights

•	Launched IDX, one of the biggest advances in the identity industry, with NEC, the largest global biometric hardware provider. This launch dramatically increases the Company’s total addressable market in the identity management industry.

•	Launched a paid live production trial agreement with a Fortune Global 500 company in the UK to deliver authID’s solution in a controlled rollout. Upon completion, authID expects to secure a longer-term agreement.

•	Signed an agreement with Prove, one of the largest identity fraud platforms in the world, and are in the final stages of launching with the Company’s first joint customer.

•	Enhanced PrivacyKeyTM with a one-to-many search capability, giving companies the ability to scan multiple faces, and launched it in production pilots. PrivacyKey offers our customers the fastest speed and highest accuracy in the market.

•	Added highly qualified board members to strengthen authID’s mission and drive value creation for all stakeholders.

Financial Results for the Second Quarter and Six Months Ended June 30, 2025

Total revenue for the three months ended June 30, 2025 was $1.4 million, compared with $0.3 million a year ago. Total revenue for the six months ended June 30, 2025 was $1.7 million, compared to $0.4 million in the year-ago period.

Operating expenses for the three months ended June 30, 2025, were $5.9 million, compared to $3.6 million a year ago. Operating expenses for the six months ended June 30, 2025 were $10.6 million, compared with $6.9 million in the year-ago period. The 2025 increase is primarily due to increased headcount and continued investment in sales and R&D. There was also an increase of $0.8M in provision for estimated credit loss expense, which represents the Company’s updated assessment of credit risk as of June 30, 2025 related to certain customer contracts.

Net loss for the three months ended June 30, 2025 was $4.4 million, of which non-cash charges were $1.1 million, compared with a net loss of $3.3 million a year ago, of which non-cash charges were $0.8 million. Net loss for the six months ended June 30, 2025 was $8.7 million, of which non-cash charges were $1.6 million, compared with a net loss of $6.3 million a year ago, of which non-cash charges were $1.6 million.

Loss per share for the three months ended June 30, 2025 was $0.33, compared with $0.34 a year ago. Loss per share for the six months ended June 30, 2025 was $0.72, compared with $0.67 a year ago.

Adjusted EBITDA loss was $3.4 million for the three months ended June 30, 2025, compared with a loss of $2.5 million a year ago. Adjusted EBITDA loss was $7.3 million for the six months ended June 30, 2025, compared with a loss of $4.9 million a year ago. The increase in adjusted EBITDA loss is primarily driven by the increase in headcount investment in sales and R&D as well as the provision for estimated credit loss expense. Please refer to Table 1 for reconciliation of net loss to adjusted EBITDA (a non-GAAP measure).

Remaining Performance Obligation (RPO) as of June 30, 2025, was $13.8 million, of which $1.2 million is held as deferred revenue and $12.6 million is related to other non-cancellable contracted amounts, compared to RPO of $4.2 million as of June 30, 2024. The Company expects to recognize the full RPO of $13.8 million over the entire life of the contracts, which are typically signed with a 3-year term.

The gross amount of Booked Annual Recurring Revenue or bARR, (a non-GAAP measure, as defined below), signed in the second quarter of 2025 was $2.2 million, up from $0.63 million of gross bARR a year ago. The net amount of bARR was $1.9 million compared to $0.63 million of net bARR signed in the comparable period in 2024. The Q2 bARR is comprised of $0.9 million in Committed Annual Recurring Revenue (cARR) and $1.2 million in estimated Usage Above Commitments (UAC).

The gross amount of Booked Annual Recurring Revenue or bARR, signed in the six months ended June 30, 2025 was $2.2 million, up from $0.73 million of gross bARR a year ago. The net amount of bARR was $1.8 million compared to $0.73 million of net bARR signed in the comparable period in 2024. The 2025 bARR is comprised of $0.9 million in Committed Annual Recurring Revenue (cARR) and $1.3 million in estimated Usage Above Commitments (UAC).

The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, due to certain customers experiencing delays in Production Go-Live timing and volume ramping.

The amount of Annual Recurring Revenue or ARR, (a non-GAAP measure, as defined below) as of June 30, 2025 was $5.8 million, compared to $1.1 million of ARR as of Q2 2024 and $1.2 million as of Q1 2025.

See below for further definition and explanation of ARR and bARR, non-GAAP measures.

Conference Call

A conference call and webcast will be held today at 5:00p.m. EDT, hosted by authID Chief Executive Officer Rhon Daguro and Chief Financial Officer Ed Sellitto to discuss the financial results and provide a corporate update.

To participate on the live conference call, please access this registration link and you will be provided with dial-in details. To avoid delays, participants are encouraged to dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast of the call will be available at webcast registration and on the “Events & Presentations” page of the Company’s website at investors.authid.ai. Only participants on the live conference call will be able to ask questions.

A replay of the event and a copy of the presentation will also be available for 90 days at authID’s Investor Relations site.

About authID Inc.

authID (Nasdaq: AUID) ensures enterprises “Know Who’s Behind the Device™” for every customer or employee login and transaction through its easy-to-integrate, patented biometric identity platform. authID powers biometric identity proofing in 700ms, biometric authentication in 25ms, and account recovery with a fast, accurate, user-friendly experience. With our ground-breaking PrivacyKey Solution, authID provides a 1-to-1-billion false match rate, while storing no biometric data. authID stops fraud at onboarding, blocks deepfakes, prevents account takeover, and eliminates password risks and costs, through the fastest, most frictionless, and most accurate user identity experience demanded by today’s digital ecosystem.

For further information please visit authid.ai

Investor Relations Contacts

authID Investor Relations

investor-relations@authID.ai

Media Contacts

Walter Fowler

1-631-334-3864

wfowler@nexttechcomms.com

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, growth and sales, potential contract signings, booked Annual Recurring Revenue (bARR) (and its components cARR and UAC), Annual Recurring Revenue (ARR), cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to attract and retain customers; successful implementation of the services to be provided under new customer contracts and their adoption by customers’ users; the Company’s ability to compete effectively; changes in laws, regulations and practices; the increase in international tariffs and uncertainty over international trading conditions, changes in domestic and international economic and political conditions, the impact of the wars in Ukraine and the Middle East, inflationary pressures, changes in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2024 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement. These non-GAAP key business indicators, which include Adjusted EBITDA, bARR and ARR should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors, and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) adjusted to exclude (1) interest expense and debt discount and debt issuance costs amortization expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and certain other items management believes affect the comparability of operating results.

Please see Table 1 below for a reconciliation of Adjusted EBITDA – continuing operations to net loss – continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA Continuing Operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Loss from continuing operations	$(4,384,779)	$(3,261,241)	$(8,724,246)	$(6,318,818)
Addback:
Interest expense, net	171	10,369	12,883	23,507
Interest income	(86,846)	(73,957)	(138,390)	(182,877)
Severance cost	-	8,638	-	14,251
Depreciation and amortization	30,249	44,004	60,441	87,412
Stock compensation	1,078,201	725,704	1,532,540	1,448,675
Adjusted EBITDA continuing operations (Non-GAAP)	$(3,363,004)	(2,546,483)	(7,256,772)	(4,927,850)

Management believes that bARR and ARR, when viewed with our results under GAAP, provide useful information about the direction of future growth trends of the Company’s revenues. We also rely on bARR as one of several primary measures to review and assess the sales performance of our Company and our management team in connection with our executive compensation. The Company defines Booked Annual Recurring Revenue or bARR, as the amount of annual recurring revenue represented by the estimated amounts of annual recurring revenue we believe will be earned under contracted orders, looking out eighteen months from the date of signing of each customer contract. This estimate is comprised of two components (1) Committed Annual Recurring Revenue (cARR), which represents the minimum amounts that customers are contractually committed to pay each year over the life of the contract and (2) Usage Above Commitments (UAC), which represents our estimate of the rate of annual recurring revenue arising from actual usage of our services above the contractual minimums, that we believe the Customer will achieve after 18 months. The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, which were subject to attrition, or other downward adjustments during the quarter.

The Company defines Annual Recurring Revenue or ARR, as the amount of recurring revenue recognized during the last three months of the relevant period as determined in accordance with GAAP, multiplied by four.

bARR may be distinguished from ARR, as bARR does not take specifically into account the time to implement any contract for authID’s services, nor for any ramp in adoption, or seasonality of usage of our biometric products but is based on the assumption that 18 months after signing these matters will have been generally resolved. Furthermore, bARR is based on estimates of future revenues under particular contracts, whereas ARR, whilst also forward-looking, is based on historical revenues recognized in accordance with GAAP during the relevant period. A reconciliation of bARR and ARR to a GAAP measure is not provided as there are no comparable GAAP measures and we believe that any attempt at such reconciliation may be confusing to investors. bARR and ARR have limitations as analytical tools, and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	bARR & ARR should not be considered as predictors of future revenues but only as indicators of the direction in which revenues may be trending. Actual revenue results in the future as determined in accordance with GAAP may be significantly different to the amounts indicated as bARR or ARR at any time.

•	bARR and ARR are to be considered “forward-looking statements” and subject to the same risks, as other such statements (see note on “Forward-Looking Statements” above).

authID INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024

Revenues, net	1,444,599	280,438	1,740,855	437,816
Operating Expenses:
General and administrative	3,906,933	2,169,160	6,552,633	4,231,521
Research and development	1,978,871	1,392,103	3,977,534	2,597,071
Depreciation and amortization	30,249	44,004	60,441	87,412
Total operating expenses	5,916,053	3,605,267	10,590,608	6,916,004

Loss from continuing operations	(4,471,454)	(3,324,829)	(8,849,753)	(6,478,188)

Other Income (Expense):
Interest expense, net	(171)	(10,369)	(12,883)	(23,507)
Interest income	86,846	73,957	138,390	182,877
Other income (expense), net	86,675	63,588	125,507	159,370

Loss from continuing operations before income taxes	(4,384,779)	(3,261,241)	(8,724,246)	(6,318,818)
Income tax expense	-	-	-	-
Net loss	$(4,384,779)	$(3,261,241)	$(8,724,246)	$(6,318,818)

Net Loss Per Share - Basic and Diluted	$(0.33)	$(0.34)	$(0.72)	$(0.67)

Weighted Average Shares Outstanding - Basic and Diluted:	13,222,454	9,501,691	12,078,039	9,475,956

authID INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash	$8,300,280	$8,471,561
Accounts receivable, net	1,079,776	97,897
Contract assets	564,070	426,859
Deferred contract costs	697,304	617,918
Other current assets, net	833,875	460,192
Total current assets	11,475,305	10,074,427

Intangible Assets, net	154,977	213,718
Goodwill	4,183,232	4,183,232
Total assets	$15,813,514	$14,471,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,357,194	$1,715,410
Commission liability	308,194	459,657
Severance liability	-	325,000
Convertible debt, net	-	240,884
Deferred revenue	1,154,402	215,237
Total current liabilities	2,819,790	2,956,188

Total liabilities	$2,819,790	$2,956,188

Commitments and Contingencies (Note 8)
Stockholders’ Equity:
Common stock, $0.0001 par value, 150,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 13,443,740 and 10,920,909 shares issued and outstanding as of June 30, 2025 and December 31, 2024	1,344	1,092
Additional paid-in capital	195,515,123	185,312,508
Accumulated deficit	(182,532,775)	(173,808,529)
Accumulated comprehensive income	10,032	10,118
Total stockholders’ equity	12,993,724	11,515,189
Total liabilities and stockholders’ equity	$15,813,514	$14,471,377

authID INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,724,246)	$(6,318,818)
Adjustments to reconcile net loss with cash flows from operations:
Stock-based compensation	1,532,540	1,448,675
Non-cash severance expense	206,000	-
Depreciation and amortization expense	60,441	87,412
Provision for expected credit losses	576,038	-
Amortization of debt discounts and issuance costs	4,116	8,230
Changes in operating assets and liabilities:
Accounts receivable	(1,557,917)	(101,390)
Contract assets	(137,211)	(201,610)
Deferred contract costs	(79,386)	(76,973)
Other current assets	(373,683)	(295,769)
Accounts payable and accrued expenses	(683,216)	(411,552)
Commissions liability	(151,463)	-
Deferred revenue	939,165	112,144
Net cash flows from operating activities	(8,388,822)	(5,749,651)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	(1,700)	(15,582)
Net cash flows from investing activities	(1,700)	(15,582)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock, net of offering costs	8,464,327	10,001,398
Repayment of convertible notes	(245,000)	-
Net cash flows from financing activities	8,219,327	10,001,398

Effect of Foreign Currencies	(86)	(5,871)

Net Change in Cash	(171,281)	4,230,294
Cash, Beginning of the Period	8,471,561	10,177,099
Cash, End of the Period	$8,300,280	$14,407,393

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$10,370	$15,276
Warrants issued as offering costs	$864,165	877,392
Cashless option and warrant exercises	$438,000	$78,042